LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Third Quarter Net Income is $0.19 Per Share Versus Loss

Van Nuys, CA – May 14, 2019 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the third quarter and first nine months of fiscal 2019.

Third Quarter Results
Net income for the third quarter of fiscal 2019 ended March 31, 2019 was $683,000, or $0.19 per diluted share. This compares to a net loss of $739,000, or $0.20 per share, for the third quarter of fiscal 2018.
Net income for the fiscal 2019 third quarter benefitted from $739,000 in other income, which included a gain of $685,000 on the sale of assets previously held for sale. In comparison, other income contributed a gain of $47,000 for last year’s third quarter. Net income for the third quarter of fiscal 2018 also was affected by a one-time, non-cash income tax expense of $900,000 related to the 2017 United States Tax Cuts and Jobs Act, which requires a mandatory one-time repatriation of certain earnings and profits of the Company’s foreign subsidiaries previously deferred from U.S. taxation. In the recent second quarter of fiscal 2019, there was a reversal of $145,000 as this tax was finalized to $755,000.
Revenue for the third quarter of fiscal 2019 decreased 12% to $8,838,000 from $10,104,000 for the same quarter last fiscal year. Manufacturing revenue decreased 1% to $3,097,000 compared to $3,124,000 in the third quarter of last fiscal year. Testing services revenue declined 19% to $3,989,000 from $4,913,000 in the third quarter of fiscal 2018, primarily due to reduced demand from a major customer during the quarter. Distribution revenue decreased 15% to $1,727,000 from $2,033,000 for the third quarter of last fiscal year.
Reflecting the decrease in revenue, gross margin declined by 3%, to $2,174,000 from $2,232,000 for the third quarter of fiscal 2018, but improved as a percentage of revenue to 25% compared to 22% of revenue for the third quarter of last fiscal year, due to aggressive cost saving efforts at the Company’s Malaysia and China operations.
Income from operations for the third quarter of fiscal 2019 was $123,000 compared to $234,000 for the third quarter of fiscal 2018.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "We delivered substantial net income and improved gross margin as a percentage of revenue despite lower sales for this year’s third quarter compared to the third quarter last year. Our fiscal third quarter results are typically affected by a slowdown in business activity partially related to the Chinese New Year and festivities. We are working to increase revenue and strive for better performance in the current quarter."

Nine Months Results
For the first nine months of fiscal 2019 ended March 31, 2019, revenue decreased 10% to $28,573,000 compared to $31,601,000 for the same period last year. Manufacturing revenue declined 15% to $10,086,000 from $11,862,000, and testing services revenue declined 11% to $12,819,000 from $14,454,000 in the same period last year. Revenue for both business segments was affected by reduced demand from a major customer. Distribution revenue increased 8% in the first nine months of this fiscal year to $5,587,000 from $5,175,000 in the same period in the last fiscal year.

Trio-Tech Reports Third Quarter and Nine Months Results
May 14, 2019
Page Two

Gross margin for the first nine months of fiscal 2019 decreased 16% to $6,533,000, or 23% of revenue, to $7,787,000, or 25% of revenue, for the first nine months of fiscal 2018.
Net income for first nine months of fiscal 2019 was $1,096,000, or $0.29 per diluted share. This compares to net income of $509,000, or $0.14 per diluted share, for the same period last year.
Shareholders' equity at March 31, 2019 was $24,567,000, or $6.69 per outstanding share, compared to $23,501,000, or $6.61 per outstanding share, at June 30, 2018. There were approximately 3,673,055 common shares outstanding at March 31, 2019.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue	2019	2018	2019	2018

Manufacturing	$3,097	$3,124	$10,086	$11,862
Testing Services	3,989	4,913	12,819	14,454
Distribution	1,727	2,033	5,587	5,175
Real Estate	25	34	81	110

	8,838	10,104	28,573	31,601
Costs of Sales
Cost of manufactured products sold	2,303	2,530	7,806	9,247
Cost of testing services rendered	2,862	3,491	9,351	9,881
Cost of distribution	1,483	1,821	4,831	4,598
Cost of real estate	16	30	52	88

	6,664	7,872	22,040	23,814

Gross Margin	2,174	2,232	6,533	7,787

Operating Expenses:
General and administrative	1,742	1,773	5,223	5,339
Selling	246	181	580	612
Research and development	76	75	270	377
(Gain) Loss on disposal of property, plant and equipment	(13)	(31)	(13)	(20)

Total operating expenses	2,051	1,998	6,060	6,308

Income from Operations	123	234	473	1,479

Other (Expenses) Income
Interest expense	(74)	(64)	(250)	(174)
Other income, net	128	111	220	311
Gain on sale of assets held for sale	685	--	685	--

Total other income	739	47	655	137

Income from Continuing Operations before Income Taxes	862	281	1,128	1,616

Income Tax Expenses	(209)	(980)	(159)	(1,035)

Income (Loss) from Continuing Operations
before Non-controlling Interest, net of tax	653	(699)	969	581

Income (Loss) from Discontinued Operations, net of tax	2	(6)	(2)	(11)

NET INCOME (LOSS)	655	(705)	967	570

Less: Net (loss) income Attributable to Non-controlling Interest	(28)	34	(129)	61

Net Income (Loss) Attributable to Trio-Tech International	683	(739)	1,096	509

Net Income (Loss) Attributable to Trio-Tech International:
Income (loss) from Continuing Operations, net of tax	682	(736)	1,097	520
Income (loss) from Discontinued Operations, net of tax	1	(3)	(1)	(11)

Net Income (Loss) Attributable to Trio-Tech International	$683	$(739)	$1,096	$509

Basic Earnings (Loss) per Share	$0.19	$(0.21)	$0.30	$0.15

Diluted Earnings (Loss) per Share	$0.19	$(0.20)	$0.29	$0.14

Weighted Average Shares Outstanding - Basic	3,673	3,553	3,673	3,553
Weighted Average Shares Outstanding - Diluted	3,685	3,772	3,746	3,778

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Comprehensive (Loss) Income Attributable to Trio-Tech International:

Net income (loss)	$655	$(705)	$967	$570

Foreign Currency Translation, net of tax	401	849	(189)	1,809

Comprehensive Income	1,056	144	778	2,379

Less: Comprehensive Income (loss)
Attributable to Non-controlling Interest	1	142	(191)	255

Comprehensive Income
Attributable to Trio-Tech International	$1,055	$2	$969	$2,124

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2019	2018
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$4,602	$6,539
Short-term deposits	3,646	653
Trade accounts receivable, net	7,120	7,747
Other receivables	1,034	881
Inventories, net	2,918	2,930
Prepaid expenses and other current assets	307	208
Assets held for sale	90	91

Total current assets	19,717	19,049

Deferred tax asset	335	400
Investment properties, net	828	1,146
Property, plant and equipment, net	12,687	11,935
Other assets	1,728	2,249
Restricted term deposits	1,705	1,695

Total non-current assets	17,283	17,425

TOTAL ASSETS	$37,000	$36,474

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$622	$2,043
Accounts payable	3,021	3,704
Accrued expenses	3,882	3,172
Income taxes payable	404	285
Current portion of bank loans payable	492	367
Current portion of capital leases	257	250

Total current liabilities	8,678	9,821

Bank loans payable, net of current portion	2,442	1,437
Capital leases, net of current portion	325	524
Deferred tax liabilities	343	327
Income taxes payable	613	828
Other non-current liabilities	32	36

Total non-current liabilities	3,755	3,152

TOTAL LIABILITIES	$12,433	$12,973

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized;
3,673,055 and 3,553,055 shares issued and outstanding at
March 31, 2019 and June 30, 2018, respectively	11,424	$11,023
Paid-in capital	3,261	3,249
Accumulated retained earnings	6,621	5,525
Accumulated other comprehensive gain-translation adjustments	2,055	2,182

Total Trio-Tech International shareholders' equity	23,361	21,979

Non-controlling interest	1,206	1,522

TOTAL EQUITY	$24,567	$23,501

TOTAL LIABILITIES AND EQUITY	$37,000	$36,474